Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated December 22, 2022, relating to the financial statements and financial highlights, which appear in iShares 0-5 Year High Yield Corporate Bond ETF, iShares 0-5 Year Investment Grade Corporate Bond ETF, iShares 0-5 Year TIPS Bond ETF, iShares 1-3 Year International Treasury Bond ETF, iShares 20+ Year Treasury Bond BuyWrite Strategy ETF, iShares Aaa - A Rated Corporate Bond ETF, iShares BB Rated Corporate Bond ETF, iShares Broad USD High Yield Corporate Bond ETF, iShares CMBS ETF, iShares Convertible Bond ETF, iShares Core 1-5 Year USD Bond ETF, iShares Core International Aggregate Bond ETF, iShares Core Total USD Bond Market ETF, iShares ESG Advanced High Yield Corporate Bond ETF, iShares Fallen Angels USD Bond ETF, iShares Floating Rate Bond ETF, iShares GNMA Bond ETF, iShares High Yield Corporate Bond BuyWrite Strategy ETF, iShares iBonds 2023 Term High Yield and Income ETF, iShares iBonds 2024 Term High Yield and Income ETF, iShares iBonds 2025 Term High Yield and Income ETF, iShares iBonds 2026 Term High Yield and Income ETF, iShares iBonds 2027 Term High Yield and Income ETF, iShares iBonds 2028 Term High Yield and Income ETF, iShares iBonds 2029 Term High Yield and Income ETF, iShares iBonds Dec 2023 Term Corporate ETF, iShares iBonds Dec 2023 Term Muni Bond ETF, iShares iBonds Dec 2023 Term Treasury ETF, iShares iBonds Dec 2024 Term Corporate ETF, iShares iBonds Dec 2024 Term Muni Bond ETF, iShares iBonds Dec 2024 Term Treasury ETF, iShares iBonds Dec 2025 Term Corporate ETF, iShares iBonds Dec 2025 Term Muni Bond ETF, iShares iBonds Dec 2025 Term Treasury ETF, iShares iBonds Dec 2026 Term Corporate ETF, iShares iBonds Dec 2026 Term Muni Bond ETF, iShares iBonds Dec 2026 Term Treasury ETF, iShares iBonds Dec 2027 Term Corporate ETF, iShares iBonds Dec 2027 Term Muni Bond ETF, iShares iBonds Dec 2027 Term Treasury ETF, iShares iBonds Dec 2028 Term Corporate ETF, iShares iBonds Dec 2028 Term Muni Bond ETF, iShares iBonds Dec 2028 Term Treasury ETF, iShares iBonds Dec 2029 Term Corporate ETF, iShares iBonds Dec 2029 Term Treasury ETF, iShares iBonds Dec 2030 Term Corporate ETF, iShares iBonds Dec 2030 Term Treasury ETF, iShares iBonds Dec 2031 Term Corporate ETF, iShares iBonds Dec 2031 Term Treasury ETF, iShares iBonds Dec 2032 Term Corporate ETF, iShares iBonds Dec 2032 Term Treasury ETF, iShares iBonds Mar 2023 Term Corporate ETF, iShares iBonds Mar 2023 Term Corporate ex-Financials ETF, iShares International Treasury Bond ETF, iShares Investment Grade Corporate Bond BuyWrite Strategy ETF, iShares J.P. Morgan USD Emerging Markets Bond ETF, iShares TIPS Bond ETF, iShares Treasury Floating Rate Bond ETF, iShares U.S. Fixed Income Balanced Risk Factor ETF, iShares U.S. Treasury Bond ETF, iShares USD Green Bond ETF and iShares Yield Optimized Bond ETF’s Annual Reports on Form N-CSR for the year ended October 31, 2022. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 23, 2023